Exhibit 10.28

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into as of the 30th day of March, 2010, by and between 3900 SAN CLEMENTE, L.P., a Texas limited partnership (“Landlord”) and BAZAARVOICE, INC., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as of July 15, 2009 (the “Lease Agreement”) pursuant to which Tenant leases from Landlord approximately 50,798 square feet of Agreed Rentable Area (the “Current Premises”) known as Suite 300 in that certain building known as 3900 San Clemente, and located at 3900 N. Capital of Texas Highway, Austin, Texas 78746 (the “Building”), as more particularly described therein;

WHEREAS, the Lease Agreement has been amended by that certain Acceptance of Premises Memorandum dated October 21, 2009, which established the Commencement Date of the Lease as October 12, 2009 and the Expiration Date of the Lease as January 31, 2015;

WHEREAS, the Lease Agreement has been amended by that certain First Amendment to Lease Agreement dated as of January 19, 2010 whereby the Letter of Credit amount was increased by $100,000 and the Expansion Option space was amendment;

WHEREAS, the Lease Agreement has been amended by that certain Second Amendment to Lease Agreement dated February 8, 2010 whereby Tenant expanded into Suite 250 for an additional 26,006 square feet, (the Lease Agreement, as amended, the “Lease”);

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreement to address reserved parking spaces.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

1. Item 1 of EXHIBIT F - Garage Parking Agreement to the Lease Agreement shall be amended to provide Tenant thirty (30) reserved parking spaces in the Garage during the initial term of the Lease at no additional charge.

2. Defined Terms. Except as defined differently herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them under the Lease.

3. Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

4. Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

5. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

6. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

8. Governing Law. This Amendment shall be governed by the laws of the State of Texas.

9. Submission of Amendment Not Offer. The submission by Landlord to Tenant of this Amendment for Tenant’s consideration shall have no binding force or effect, shall not constitute an option, and shall not confer any rights upon Tenant or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance. This Amendment is effective and binding on Landlord only upon the execution and delivery of this Amendment by Landlord and Tenant.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD

3900 SAN CLEMENTE, L.P., a Texas limited partnership

By: 3900 San Clemente GP, Inc., its General Partner

Approved:

/s/ Richard Paddock	By:	/s/ Richard E. Anderson
Richard Paddock		Name: Richard E. Anderson
Title: President

TENANT

BAZAARVOICE, INC., a Delaware corporation

	By:	/s/ Kenneth J. Saunders
Name: Kenneth J. Saunders
Title: CFO